CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in Post-Effective Amendment Number 5 to the Registration Statement on Form N-1A of Alpha Architect ETF Trust with respect to ValueShares U.S. Quantitative Value ETF, ValueShares International Quantitative Value ETF, MomentumShares U.S. Quantitative Momentum ETF, and MomentumShares International Quantitative Momentum ETF, each a series of Alpha Architect ETF Trust.

/s/ Spicer Jeffries LLP

Spicer Jeffries LLP
Greenwood Village, Colorado
January 27, 2017